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                                                                                                                        Exhibit M

Metris Receivables, Inc.                                                   Metris Master Trust                      Monthly Report
Securityholders' Statement                                                    Series 1999-1                               Jan-2001
Section 5.2                                                                      Class A            Class B             Total
(i) Security Amount ..................................................      500,000,000.00      49,450,550.00     549,450,550.00
(ii) Security Principal Distributed ..................................                0.00                 --               0.00
(iii) Security Interest Distributed ..................................        2,491,684.03                 --       2,491,684.03
(iv) Principal Collections ...........................................       23,839,815.37       2,357,783.96      26,197,599.34
(v) Finance Charge Collections .......................................       11,513,205.60       1,138,668.68      12,651,874.28
       Recoveries ....................................................          239,447.35          23,681.61         263,128.96
       Principal Funding Account Investment Earnings .................                0.00               0.00               0.00
       Accumulation Period Reserve Account Investment Earnings .......                0.00               0.00               0.00
         Total Finance Charge Collections ............................       11,752,652.95       1,162,350.29      12,915,003.24
Total Collections ....................................................       35,592,468.32       3,520,134.25      39,112,602.58
             (vi) Aggregate Amount of Principal Receivables ..........                  --                 --   6,467,557,485.55
       Invested Amount (End of Month) ................................      500,000,000.00      49,450,550.00     549,450,550.00
       Floating Allocation Percentage ................................           7.7308938%         0.7645939%         8.4954877%
       Fixed/Floating Allocation Percentage ..........................           7.7308938%         0.7645939%         8.4954877%
       Invested Amount (Beginning of Month) ..........................      500,000,000.00      49,450,550.00     549,450,550.00
       Average Daily Invested Amount .................................                  --                 --     549,450,550.00
(vii) Receivable Delinquencies (As a % of Total Receivables)
       Current .......................................................                  --              84.35%  5,771,120,511.65
       30 Days to 59 Days (1 to 29 Days Contractually Delinquent) ....                  --               6.73%    460,747,747.37
       60 Days to 89 Days (30 to 59 Days Contractually Delinquent) ...                  --               2.69%    183,701,341.38
       90 Days and Over (60+ Days Contractually Delinquent) ..........                  --               6.23%    426,166,287.51
Total Receivables ....................................................                  --             100.00%  6,841,735,887.91
                (viii) Aggregate Investor Default Amount .............                  --                 --       5,933,041.48
         As a % of Average Daily Invested Amount

              (Annualized based on 365 days/year) ....................                  --                 --              12.71%
(ix) Charge-Offs .....................................................                0.00               0.00               0.00
(x) Servicing Fee ....................................................                  --                 --         933,313.26
(xi) Unreimbursed Redirected Principal Collections ...................                  --                 --               0.00
(xii) Excess Funding Account Balance .................................                  --                 --               0.00
(xiii) New Accounts Added ............................................                  --                 --                  2
(xiv) Average Gross Portfolio Yield ..................................                  --                 --              27.68%
         Average Net Portfolio Yield .................................                  --                 --              14.96%
(xv) Minimum Base Rate ...............................................                  --                 --               8.19%
        Excess Spread ................................................                  --                 --               6.78%
(xvi) Principal Funding Account Balance ..............................                  --                 --               0.00
(xvii) Accumulation Shortfall ........................................                  --                 --               0.00
(xviii) Scheduled date for the commencement of the Accumulation Period                  --                 --          June 2003
        Accumulation Period Length ...................................                  --                 --                N/A
(xix) Principal Funding Account Investment Proceeds Deposit ..........                  --                 --               0.00
        Required Reserve Account Amount ..............................                  --                 --               0.00
        Available Reserve Account Amount .............................                  --                 --               0.00
        Covered Amount ...............................................                  --                 --               0.00
(xx) Aggregrate Interest Rate Caps Notional Amount ...................                  --                 --     500,000,000.00
        Deposit to the Caps Proceeds Account .........................                  --                 --               0.00
(xxi) Policy Claim Amount ............................................                  --                 --               0.00

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